Exhibit 99.1
Baer Pettit Appointed to
MSCI Inc. Board of Directors

NEW YORK – January 31, 2023 – MSCI Inc. (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, announced today that on January 30, 2023, the MSCI Board of Directors (the “Board”) appointed C.D. Baer Pettit, the Company’s President and Chief Operating Officer, to serve as a director on the Board effective immediately. Following this appointment of Mr. Pettit, the Board is now comprised of 12 directors, including 10 independent directors.

“Baer and I have been close partners for 23 years in building MSCI into what it is today. I am confident Baer’s strategic insights and contributions to our Board will be as significant as his tremendous impact on the firm’s growth and success,” said Henry A. Fernandez, MSCI’s Chairman and Chief Executive Officer.

“I look forward to continuing to lead MSCI as CEO along with Baer as President for many more years, and now as fellow Board members as well,” added Mr. Fernandez.

“We are extremely excited to welcome Baer to the MSCI Board. The Board has interacted extensively with Baer over his long tenure at MSCI and has benefitted immensely from the depth and breadth of his expertise, operational insights and strategic vision. Baer’s truly unique skills, experience and perspective will significantly strengthen the Board’s effectiveness and ability to create shareholder value,” said Robert G. Ashe, MSCI’s Lead Director.

“I look forward to contributing my expertise and deep knowledge of MSCI, its people, clients, operations and value proposition to the MSCI Board to help drive continued value creation for our shareholders and all other stakeholders,” remarked Mr. Pettit.

Mr. Pettit joined MSCI in 2000 and has served as MSCI’s President since October 2017 and Chief Operating Officer since January 2020, having previously served as Chief Operating Officer from 2015 to 2017. He is responsible for all of the Company’s commercial and operational functions, including client coverage, marketing, product management, research and product development, technology and operations. Other roles previously held by Mr. Pettit include Head of Products, Head of Index Products, Head of Marketing and Head of Client Coverage.

Mr. Pettit holds a Master of Arts degree in history from Cambridge University and a Master of Science degree from the School of Foreign Service at Georgetown University.

-Ends-

About MSCI Inc.
MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data, and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on February 11, 2022, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.